UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2006

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2542 Williams Boulevard, Kenner, LA 70062

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Sizeler Property Investors, Inc. (the “Company”) today announced that it has signed an Agreement and Plan of Merger dated as of August 18, 2006 (the “Merger Agreement”) by and among Sizeler Property Investors, Inc., Revenue Properties Company Limited, a corporation formed under the laws of Ontario (“Acquiror”), and Revenue Properties (Sizeler) Inc., a Maryland corporation and indirect wholly-owned subsidiary of Acquiror (“Merger Sub”). Pursuant to the Merger Agreement, the Company will merge (the “Merger”) with and into Merger Sub with Merger Sub surviving the Merger.

Under the terms of the Merger Agreement, stockholders of the Company will receive $15.10 for each outstanding share of the Company’s common stock they own, for a total transaction value of approximately $324 million. Revenue Properties will also assume debt of approximately $85 million. Pursuant to the terms of the Merger Agreement, the consummation of the Merger is subject to approval by the Company’s stockholders as well as customary regulatory approvals. Assuming that all conditions are satisfied without unexpected delay, it is anticipated that the Merger will be consummated in the fourth quarter of 2006.

Immediately prior to the execution of the Merger Agreement, on August 18, 2006, the Company entered into a First Amendment to Rights Agreement (the “Rights Plan Amendment”) amending the Amended and Restated Rights Agreement dated as of August 6, 1998 and restated as of August 2, 2005 (the “Rights Agreement”) by and among the Company and The Bank of New York. The Rights Plan Amendment amends the terms of the Rights Agreement to exempt Acquiror and Merger Sub from the terms of the Rights Agreement as a result of the Merger Agreement and the transactions contemplated by the Merger Agreement. A description of the material terms of the Rights Agreement is included in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 26, 1998.

A copy of the Merger Agreement and the Rights Plan Amendment are attached as Exhibits 2.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing descriptions of the Merger Agreement and the Rights Plan Amendment do not purport to be complete and are qualified in their entirety by reference to those respective documents. A copy of the press release announcing the execution of the Merger Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On August 18, 2006, and in connection with the execution and delivery of the Merger Agreement, the Company and Merger Sub entered into amendment and termination agreements with Thomas A. Masilla, Jr. and Guy M. Cheramie. The amendment and termination agreements became effective immediately prior to execution and delivery of the Merger Agreement and terminate Mr. Masilla’s severance agreement and Mr. Cheramie’s change in control agreement effective as of one day after the closing of the merger. Under the terms of the amendment and termination agreements, Messrs. Masilla and Cheramie will receive their change in control payments and benefits under their severance agreement and change in control agreement, respectively, six months after the closing of the Merger. After the Merger, Messrs. Masilla and Cheramie will continue to be employed by the surviving corporation on an at will basis.

A copy of the amendment and termination agreement of each of the above named officers is attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

On August 18, 2006, and in connection with the execution and delivery of the Merger Agreement, the Company’s Board of Directors modified the board compensation to be paid to Mark M. Tanz for his services as the Chairman of the Board of Directors of the Company. This compensation was previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on February 27, 2006. In lieu of the option grant included Mr. Tanz’ original board compensation package, the Company may pay to Mr. Tanz $165,000 in cash immediately prior to the closing of the Merger.

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Caution Required by Certain Securities and Exchange Commission Rules

In connection with the proposed merger, Sizeler Property Investors, Inc. will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders can obtain a free copy of the proxy statement (when available) and other documents filed by Sizeler Property Investors, Inc. with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by Sizeler Property Investors, Inc. with the Securities and Exchange Commission may also be obtained from Sizeler Property Investors, Inc. by directing a request to Thomas A. Masilla, Jr., President and Chief Operating Officer, Sizeler Property Investors, Inc., 2542 Williams Boulevard, Kenner, LA 70062 (telephone number: (504) 471-6200).

Sizeler Property Investors, Inc. and its directors and its executive officers may be deemed, under Securities and Exchange Commission rules, to be soliciting proxies from Sizeler Property Investors, Inc.’s stockholders in favor of the proposed merger. Information regarding the interests of these persons in the solicitation will be more specifically set forth in the proxy statement concerning the proposed merger that will be filed by Sizeler Property Investors, Inc. with the Securities and Exchange Commission, which will be available free of charge from the Securities and Exchange Commission or from Sizeler Property Investors, Inc. as indicated above.

Item 3.03 Material Modification to Rights of Security Holders

The information set forth above in Item 1.01 relating to the Rights Plan Amendment is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 18, 2006, the Company amended and restated its bylaws. The amended and restated bylaws modified certain provisions affecting the Company’s stockholders, including, Article II, Section 1 (Annual Meeting), Article II, Section 2 (Special Meeting), Article II, Section 11 (Advance Notice Provisions for Election of Directors) and Article II, Section 12 (Advance Notice Provisions for Business to be Transacted at Annual Meeting), certain provisions regarding the number and tenure of directors of the Company, including, Article III, Section 2 (Number and Tenure), certain provisions regarding indemnification, including Article VI Section 1 (Procedure) and Section 2 (Exclusivity, Etc.) and certain provisions regarding the amendment of the bylaws, including Article XVII (Amendment of Bylaws). Previously, in September 2005, the Company made certain amendments to its bylaws in connection with its settlement with Winthrop Realty Trust (formerly known as First Union Real Estate Equity and Mortgage Investments (“Winthrop”) pursuant to that certain Agreement dated September 9, 2005 and which terminated in March 2006. The changes made on August 18, 2006 generally revert the Company’s bylaws to those that were in effect prior to the settlement with Winthrop. A copy of the amended and restated bylaws is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated August 18, 2006

3.1	Amended and Restated Bylaws as of August 18, 2006

4.1	First Amendment to Amended and Restated Rights Agreement dated August 18, 2006

10.1	Amendment and Termination of Severance Agreement dated August 18, 2006 among Sizeler Property Investors, Inc., Thomas A. Masilla, Jr. and Revenue Properties (Sizeler) Inc.

10.2	Amendment to and Termination of Change in Control Agreement dated August 18, 2006 among Sizeler Property Investors, Inc., Guy M. Cheramie and Revenue Properties (Sizeler) Inc.

99.1	Press release dated August 21, 2006 issued by Sizeler Property Investors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIZELER PROPERTY INVESTORS, INC.

/s/ Thomas A. Masilla, Jr.
Name: Thomas A. Masilla, Jr. Title: President and Chief Operating Officer

Date: August 21, 2006

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INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger dated August 18, 2006

Exhibit 3.1	Amended and Restated Bylaws as of August 18, 2006

Exhibit 4.1	First Amendment to Amended and Restated Rights Agreement dated August 18, 2006

Exhibit 10.1	Amendment and Termination of Severance Agreement dated August 18, 2006 among Sizeler Property Investors, Inc., Thomas A. Masilla, Jr. and Revenue Properties (Sizeler) Inc.

Exhibit 10.2	Amendment to and Termination of Change in Control Agreement dated August 18, 2006 among Sizeler Property Investors, Inc., Guy M. Cheramie and Revenue Properties (Sizeler) Inc.

Exhibit 99.1	Press release dated August 21, 2006 issued by Sizeler Property Investors, Inc.

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